UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2013

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On June 5, 2013, Five Star Quality Care, Inc., or the Company, issued a press release announcing that it will redeem all of its outstanding 3.75% Convertible Senior Notes due 2026, or the Notes, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date, in accordance with the terms of the Indenture, dated as of October 18, 2006, among the Company, each of the Guarantors party thereto and U.S. Bank National Association, as Trustee.  There currently are $24,872,000 principal amount of Notes outstanding.  This redemption is expected to occur on July 8, 2013.

Holders of the Notes may convert their Notes into shares of the Company’s common stock at any time at a conversion rate of 76.9231 common shares per $1,000 principal amount of Notes until the close of business on July 5, 2013.  The conversation rate is subject to adjustment in certain circumstances described in the Indenture.

A copy of the Company’s press release is filed as Exhibit 99.1.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND THE COMPANY’S CONTROL. FOR EXAMPLE:

•                   THIS CURRENT REPORT ON FORM 8-K STATES THAT THE COMPANY WILL REDEEM ALL OF ITS OUTSTANDING 3.75% CONVERTIBLE SENIOR NOTES DUE 2026 AND THAT THIS REDEMPTION IS EXPECTED TO OCCUR ON JULY 8, 2013. HOWEVER, THE EXPECTED REDEMPTION OF THE NOTES MAY NOT BE COMPLETED OR IT COULD BE DELAYED DUE TO THE OCCURRENCE OF UNFORESEEN OR OTHER CIRCUMSTANCES.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON THE COMPANY’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, THE COMPANY DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

99.1                        Press Release dated June 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

	By:	/s/ Paul V. Hoagland
	Name:	Paul V. Hoagland
	Title:	Treasurer and Chief Financial Officer

Dated: June 5, 2013